UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 30, 2016, Tailored Brands Purchasing LLC, a Texas limited liability company (“Tailored Purchasing”) and Tailored Brands Gift Card Co LLC, a Texas limited liability company (“Tailored Gift Card”), each an indirect wholly owned subsidiary of Tailored Brands, Inc., entered into a Third Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated as of June 18, 2014, by and among The Men’s Wearhouse, Inc. (“Men’s Wearhouse”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and the guarantors party thereto (as supplemented from time to time, the “Indenture”), relating to Men’s Wearhouse’s $600 million aggregate principal amount of 7% Senior Notes due 2022 (the “Notes”). The Supplemental Indenture was entered into by and among Men’s Wearhouse, Tailored Purchasing, Tailored Gift Card and the Trustee. Pursuant to the Supplemental Indenture, Tailored Purchasing and Tailored Gift Card has each provided an unconditional, unsecured guarantee of the Notes.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are included in this Form 8-K:

Exhibit
Number	Description

4.1

Third Supplemental Indenture relating to the Notes, dated as of June 30, 2016, among The Men’s Wearhouse, Inc., Tailored Brands Purchasing LLC, and Tailored Brands Gift Card Co LLC and The Bank of New York Mellon Trust Company, N.A, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2016

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Third Supplemental Indenture relating to the Notes, dated as of June 30, 2016, among The Men’s Wearhouse, Inc., Tailored Brands Purchasing LLC, and Tailored Brands Gift Card Co LLC and The Bank of New York Mellon Trust Company, N.A, as trustee.